UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2012

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)     (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Select Comfort Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders on May 30, 2012.  The final results of the shareholder vote on the items of business at the meeting were as follows:

Proposal 1.                      Election of Directors

Stephen L. Gulis, Jr., Brenda J. Lauderback and Ervin R. Shames were each elected by shareholders for three-year terms expiring at the 2015 Annual Meeting or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Stephen L. Gulis, Jr.	45,731,016	1,165,709	5,012,115
Brenda J. Lauderback	45,052,830	1,843,895	5,012,115
Ervin R. Shames	44,477,291	2,419,434	5,012,115

Proposal 2.                      Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s executive officers as outlined in the proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
45,586,535	1,274,838	35,352	5,012,115

Proposal 3.                      Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved by shareholders, in accordance with the following voting results:

For	Against	Abstain
50,774,801	1,119,900	14,139

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 31, 2012	By:
Title: Senior Vice President

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